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                                                                   EXHIBIT 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 1998, included in this Form 10-K of the year ended June 30, 1997 and six months ended December 31, 1997, into the Boots & Coots International Well Control, Inc. previously filed Form S-3/A Registration Statement File No. 333-55733, and Forms S-8 Registration Statement File Nos. 333-56891 and 333-35207.


/s/ HEIN + ASSOCIATES LLP
-------------------------
Hein + Associates LLP
Houston, Texas

July 17, 2000